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EXHIBIT 10.9


                                   PENGE CORP
                               a bolding company

           AGREEMENT BETWEEN PENGE CORP AND CURTIS AND TIFFANY SCHMID


PENGE CORP
KIRK FISCHER - CEO
KC HOLMES - CFO
3327 West Wadley, Suite 3-366
Midland, Texas 79707

CURTIS AND TIFFANY SCHMID
3011 Todd Road
Midland, Texas 79705

January 5, 2006


TO WHOM IT MAY CONCERN:

         WHEREAS, Penge Corp. and Curtis and Tiffany Schmid have determined it in the best interests of both parties to amend the $500,00 note payable and the $200,000 note payable from Penge Corp to Curtis and Tiffany Schmid;

         RESOLVED, Penge Corp. will assume the American State Bank loan balances for loan #3435245-00 as they existed on December 31, 2005 and the loan assumption balance will be deducted from the $500,000 note payable to the Schmid's from Penge Corp dated March, 2005. In addition, Penge Corp will pay $100,000 towards the $200,000 note payable due to the Schmid's in January, 2006 and will continue to carry the remaining payment balance of $100,000 for another year with an interest rate amended to 12% annually with interest payments due quarterly beginning April 1st, 2006;


Penge Corporation                            Schmid's

/s/ Kirk Fischer                             /s/ Curtis Schmid
--------------------------------             -----------------------------------
Kirk Fischer, CEO Penge Corp                 Curtis Schmid


/s/ KC Holmes                                /s/ Tiffany Schmid
--------------------------------             -----------------------------------
KC Holmes, President Penge Corp              Tiffany Schmid